CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of SiM Dynamic Allocation Balanced Income Fund, a series of Advisors Series Trust, and to the use of our report dated June 26, 2012 on the financial statements and financial highlights included in the 2012 Annual Report.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference on Form N-14.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 20, 2012